UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Odyssey Marine Exploration, Inc. (“Odyssey”) applied to Fifth Third Bancorp (“Fifth Third”) under the Small Business Administration (the “SBA”) Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”) for a loan of $370,400 (the “Loan”), and the Loan was made on April 16, 2020. Odyssey intends to use the proceeds of the Loan for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act.

The Loan, which is evidenced by promissory note issued by Odyssey (the “Promissory Note”), has a two-year term, matures on April 16, 2022, and bears interest at a rate of 0.98% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), will commence seven months from the month this Note is dated. Odyssey did not provide any collateral or guarantees for the Loan, nor did Odyssey pay any facility charge to obtain the Loan. The Promissory Note provides for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. Odyssey may prepay the principal of the Loan at any time without incurring any prepayment charges.

The Loan may be forgiven partially or fully if the Loan proceeds are used for covered payroll costs, rent and utilities, provided that such amounts are incurred during the eight-week period that commenced on April 16, 2020, and at least 75% of any forgiven amount has been used for covered payroll costs. Any forgiveness of the Loan will be subject to approval by the SBA and Fifth Third and will require Odyssey to apply for such treatment in the future.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2020, Odyssey was notified by the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) that Odyssey did not satisfy the minimum $35.0 million market value of listed securities requirement for the past 30 consecutive business days, as required under NASDAQ Listing Rule 5550(b)(2) for the Nasdaq Capital Market. In accordance with the NASDAQ Listing Rules, Odyssey has been provided a 180 calendar day period, ending October 13, 2020, to regain compliance with the market capitalization requirement. In order to achieve compliance, Odyssey must evidence a market value of listed securities of at least $35 million for a minimum of ten consecutive business days.

The notice has no present impact on the listing of Odyssey’s securities on NASDAQ.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2020, the board of directors (the “Board”) Odyssey amended the first paragraph of Article I, Section 6 (Time) of Odyssey’s second amended and restated bylaws. Because of the restrictions on large gatherings and the social distancing requirements resulting from the COVID-19 pandemic, the Board amended the bylaws to provide that the 2020 annual meeting of stockholders must be held within 16 months of the 2019 annual meeting, an extension of three months from the requirement that would otherwise apply.

Item 8.01	Other Events.

Odyssey is relying on the U.S. Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934, as amended, Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder, dated March 25, 2020 (Release No. 34-88465 ) (the “Order”), to delay the filing of its Definitive Proxy Statement (the “Proxy Statement”) relating to its annual meeting of stockholders to be held in 2020, including the information omitted from the Odyssey’s Annual Report on Form 10-K for the year ended December 31, 2019, pursuant to General Instruction G(3) of Form 10-K (the “Part III Information”), which it expects to include in the Proxy Statement, due to the circumstances related to the COVID-19 pandemic. In particular, the pandemic has caused Odyssey’s office in Tampa, Florida to close due to a stay at home order in place for Florida residents and issued a work from home policy to protect its employees and their families from potential virus transmission among co-workers. The office closures and work from home policy have in turn caused a delay in the preparation and filing of the Proxy Statement, and Odyssey is working on a remote basis to complete and file the Proxy Statement, including the Part III Information, as quickly as possible. Notwithstanding the foregoing, Odyssey expects to file the Proxy Statement, including the Part III Information, no later than June 14, 2020 (which is 45 days from the Proxy Statement’s original filing deadline of April 29, 2020).

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Amendment to Second Amended and Restated Bylaws.

10.1	Note and Loan Agreement dated April 16, 2020 between Odyssey Marine Exploration, Inc. and Fifth Third Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: April 22, 2020	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer